SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA

95032

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (408) 540-3700

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreements

On October 23, 2018, Netflix, Inc. (the “Company”) entered into (i) a purchase agreement (the “Dollar Note Purchase Agreement”) with Morgan Stanley & Co. LLC, as representative of the several initial purchasers listed in Schedule 1 thereto (the “Dollar Note Initial Purchasers”), relating to the sale by the Company of $800.0 million aggregate principal amount of its 6.375% Senior Notes due 2029 (the “Dollar Notes”) and (ii) a purchase agreement (the “Euro Note Purchase Agreement” and together with the Dollar Note Purchase Agreement, the “Purchase Agreements”) with Morgan Stanley & Co. International plc, as representative of the several initial purchasers listed in Schedule 1 thereto (the “Euro Note Initial Purchasers” and together with the Dollar Note Initial Purchasers, the “Initial Purchasers”), relating to the sale by the Company of €1.1 billion aggregate principal amount of its 4.625% Senior Notes due 2029 (the “Euro Notes” and together with the Dollar Notes, the “Notes”), in private placements to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act (the “Offering”). The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include content acquisitions, production and development, capital expenditures, investments, working capital and potential acquisitions and strategic transactions. The Purchase Agreements contain customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Purchase Agreements, the Company has agreed to indemnify the applicable Initial Purchasers against certain liabilities.

The description of the Purchase Agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the applicable Purchase Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Indentures

On October 26, 2018, the Company entered into an indenture, relating to the issuance of the Dollar Notes (the “Dollar Note Indenture”), and an indenture, relating to the issuance of the Euro Notes (the “Euro Note Indenture” and together with the Dollar Note Indenture, “the “Indentures”), in each case, by and between the Company and Wells Fargo Bank National Association, as trustee (the “Trustee”).

Each series of Notes matures on May 15, 2029. The Dollar Notes bear interest at a rate of 6.375% per annum and the Euro Notes bear interest at a rate of 4.625% per annum. Interest on each series of Notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2019.

The Company may redeem either series of Notes, in whole or in part, at any time prior to the applicable maturity at a price equal to 100% of the principal amount of the Notes of to be redeemed plus a “make-whole” premium and accrued and unpaid interest, if any.

If the Company experiences a change of control triggering event (as defined in the applicable Indenture), the Company must offer to repurchase each series of Notes at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.

Each Indenture contains covenants that, among other things, restrict the ability of the Company and its domestic restricted subsidiaries to:

•	create certain liens and enter into sale and lease-back transactions;

•	create, assume, incur or guarantee certain indebtedness; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all of the Company and its subsidiaries assets, to another person.

These covenants are subject to a number of other limitations and exceptions set forth in the applicable Indenture.

Each Indenture provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes under the applicable Indenture will become due and payable immediately without further action or notice. If any other event of default under the applicable Indenture occurs or is continuing, the applicable Trustee or holders of at least 25% in aggregate principal amount of the applicable series of outstanding Notes under the applicable Indenture may declare all the Notes of such series to be due and payable immediately.

The description of the Notes and each Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of (i) the Indentures which are filed as Exhibits 4.1 and 4.3 hereto and are incorporated herein by reference and (ii) the Form of 6.375% Senior Note due 2029 and the Form of 4.625% Senior Note due 2029, which are filed as Exhibit 4.2 and 4.4, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

On October 22, 2018, the Company issued a press release announcing that it proposes to offer approximately $2.0 billion aggregate principal amount of U.S. dollar denominated and euro denominated senior unsecured notes in two series. A copy of the press release is attached as Exhibit 99.1.

On October 23, 2018, the Company issued a press release announcing the pricing of its offering of €1.1 billion aggregate principal amount of its 4.625% Senior Notes due 2029 and $800.0 million aggregate principal amount of its 6.375% Senior Notes due 2029. A copy of the press release is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of October 26, 2018, by and between Netflix, Inc. and Wells Fargo Bank National Association, as Trustee (6.375% Senior Notes due 2029).

4.2	Form of 6.375% Senior Note due 2029 (included in Exhibit 4.1).

4.3	Indenture, dated as of October 26, 2018, by and between Netflix, Inc. and Wells Fargo Bank National Association, as Trustee (4.625% Senior Notes due 2029).

4.4	Form of 4.625% Senior Note due 2029 (included in Exhibit 4.3).

10.1	Purchase Agreement, dated as of October 23, 2018, between Netflix, Inc. and Morgan Stanley & Co. LLC, as representative of the initial purchasers listed in Schedule 1 thereto.

10.2	Purchase Agreement, dated as of October 23, 2018, between Netflix, Inc. and Morgan Stanley & Co. International plc, as representative of the initial purchasers listed in Schedule 1 thereto.

99.1	Press release issued by Netflix, Inc. on October 22, 2018, announcing that it proposes to offer approximately $2.0 billion senior notes.

99.2	Press release issued by Netflix, Inc. on October 23, 2018, announcing pricing of its 4.625% Senior Notes due 2029 and 6.375% Senior Notes due 2029.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

/s/ David Wells
By:	David Wells
Title:	Chief Financial Officer

Dated: October 26, 2018